UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

PacWest Bancorp

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	00-30747 (Commission File Number)	33-0885320 (IRS Employer Identification No.)

10250 Constellation Blvd., Suite 1640 Los Angeles, California (Address of Principal Executive Office)	90067 (Zip Code)

(310) 286-1144

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 18, 2014, Mr. Jared M. Wolff and PacWest Bancorp (the “Company”) entered into an agreement with respect to his resignation as President of Pacific Western Bank and Executive Vice President of the Company effective December 17, 2014.  Pursuant to the agreement, the Company has agreed to pay to Mr. Wolff the benefits to which he would be entitled under the Company’s Executive Severance Pay Plan as if he had been terminated by the Company without cause.  Mr. Wolff will be paid the following (estimated) under the terms of the Executive Severance Pay Plan: severance of $2,360,875; a 2014 pro-rata bonus of $575,000; certain tax indemnification payments; and continuation of his medical and other welfare coverage for up to 24 months following his separation.  Mr. Wolff will also receive a payment in the lump sum amount of $253,125 (estimated) in lieu of his outstanding equity-based awards, which will be cancelled.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PacWest Bancorp

Date: November 18, 2014	By:	/s/ Kori Ogrosky
Kori Ogrosky
Executive Vice President

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